UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):	February 24, 2005

LIBERTY PROPERTY TRUST
LIBERTY PROPERTY LIMITED PARTNERSHIP

(Exact name of registrant specified in its charter)

Maryland Pennsylvania	1-13130 1-13132	23-7768996 23-2766549

(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

500 Chesterfield Parkway Malvern, PA	19355

(Address of principal executive offices)	(Zip Code)

Registrants’ telephone, including area code:	(610) 648-1700

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Section Act (17 CFR 230.425).

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12).

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240-14d-2(b)).

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240-13e-4(c)).

Item 1.01 Entry Into a Material Definitive Agreement.
Item 9.01. Financial Statements and Exhibits.
SIGNATURES
EXHIBIT INDEX
FORM OF RESTRICTED SHARE GRANT UNDER THE LIBERTY PROPERTY TRUST AMENDED AND RESTATED SHARE INCENTIVE PLAN
FORM OF OPTION GRANT UNDER THE LIBERTY PROPERTY TRUST AMENDED AND RESTATED SHARE INCENTIVE PLAN
CERTAIN ELEMENTS OF THE LIBERTY PROPERTY TRUST EXECUTIVE COMPENSATION PLAN

Item 1.01 Entry Into a Material Definitive Agreement.

     The Compensation Committee of the Board of Trustees of Liberty Property Trust (the “Trust”) has not yet finalized its recommendations to the full Board of Trustees as to the final compensation of the executive officers of the Trust for the year ended December 31, 2004. This Current Report on 8-K sets for additional information with regard to the compensation of the executive officers who were named in the Summary Compensation Table of the Trust’s 2004 Proxy Statement (the “2004 Proxy”) and who are expected to be named in the Summary Compensation Table of the Trust’s 2005 Proxy Statement:

     2004 Base Salary. The base salaries of the named executive officers in 2004 were as follows: William P. Hankowsky, President and Chief Executive Officer ($425,000); Robert E. Fenza, Executive Vice President and Chief Operating Officer ($303,680); George J. Alburger, Jr., Executive Vice President and Chief Financial Officer ($296,400); James J. Bowes, General Counsel ($260,000); and Joseph P. Denny, Director of Strategic Initiatives ($178,500). The base salaries of the named executive officers for 2005 will be determined in the near future, and disclosed at that time.

     Annual Incentive Compensation Earned in 2004. The Compensation Committee may recommend to the Board of Trustees that it approve annual cash bonus awards with respect to 2004 and to be paid in 2005 for the named executive officers. Such bonuses have been awarded with respect to past years. Bonus awards for 2004 will be earned based upon the achievement of performance goals established early in 2004 by the Compensation Committee and approved by the Board of Trustees. The annual cash bonus is based upon the growth of the Trust’s Funds from Operations per common share, measured relative to the corresponding performance of certain real estate investment trusts similar to the Trust (the “peer group”), with the amount of the bonus varying with relative performance. The peer group was selected by the Compensation Committee with the assistance of an independent compensation and benefits consultant. The amounts of the bonus awards for 2004 will be determined in the near future, and disclosed at that time. As discussed in the 2004 Proxy, the named executive officers may elect to receive common shares in lieu of cash for all or part of this bonus. By making such an election, a named executive officer would receive shares equal to 120% of the cash value of such bonus or portion thereof less applicable withholding tax (the “Bonus Value”), and would receive the number of common shares able to be purchased with the dollar amount of the Bonus Value based on the closing price per share of the common shares on a date established by the Compensation Committee. Certain aspects of the Trust’s incentive compensation structure are set forth on Exhibit 10.3 hereto, “Certain Elements of the Liberty Property Trust Executive Compensation Program.”

     Annual Incentive Compensation to be Earned in 2005. The Compensation Committee will consider, and ultimately recommend to the Board of Trustees for its approval, performance goals relating to annual incentive compensation that may be earned in 2005 by the named executive officers. It is anticipated that the goals will continue to be based on the growth of the Trust’s Funds from Operations per common share measured relative to the corresponding performance of the peer group. Certain aspects of the Trust’s incentive compensation structure are set forth on Exhibit 10.3 hereto, “Certain Elements of the Liberty Property Trust Executive Compensation Program.”

     Long-Term Incentive Compensation Earned in 2004. The Compensation Committee may recommend to the Board of Trustees that it approve long-term incentive compensation awards with respect to 2004 and to be granted in 2005 for the named executive officers. Such awards have been made with respect to past years. These awards have typically consisted of grants of share options and/or restricted share awards, all made pursuant to the Trust’s Amended and Restated Share Incentive Plan. It is intended that long-term compensation awards made to executive officers will be derived from the Trust’s total shareholder return measured relative to the corresponding performance of the peer group, with the amounts of the awards varying relative to the Trust’s performance. In making long-term awards with respect to 2004 it is anticipated that the Compensation Committee, as it did with respect to 2002 and 2003, will place greater emphasis on restricted shares and less emphasis on options as compared to past awards of long-term incentive compensation. Certain aspects of the Trust’s long-term incentive compensation structure are set forth on Exhibit 10.3 hereto.

     Grant of Restricted Shares. As noted above, it is anticipated that the Compensation Committee will recommend to the Board of Trustees that it approve the grant of the restricted shares to the named executive officers under the Trust’s Amended and Restated Share Incentive Plan. Restricted shares awarded will vest ratably over a five-year period beginning with the first anniversary date of the grant (i.e., 20% will vest on each of the first five anniversary dates of the grant). Dividends will be paid on the full amount of the shares, without regard to vesting.

     Grants of restricted shares with respect to 2004 will be made pursuant to the terms of the Amended and Restated Share Incentive Plan and the terms of a Restricted Share Grant document, a copy of which is filed as Exhibit 10.1 to this Report and incorporated herein by reference. A copy of the Amended and Restated Share Incentive Plan previously was filed as Exhibit 10.1 to the Trust’s Quarterly Report on Form 10-Q for the quarter ended June 30, 2004 and is incorporated herein by reference.

     Awards of Share Options. Additionally, it is anticipated that the Compensation Committee will recommend to the Board of Trustees that it approve the grant of options to purchase common shares to the named executive officers under the Trust’s Amended and Restated Share Incentive Plan. The exercise price of options granted will be the market price of the common shares at the time of grant. Options granted will vest over a three-year period beginning with the date of the grant as follows: 20% after the first year, 50% after two years and 100% after three years.

     Awards of options with respect to 2004 will be made pursuant to the terms of the Amended and Restated Share Incentive Plan and the terms of an Option Grant document, a copy of which is filed as Exhibit 10.2 to this Report and incorporated herein by reference.

     Employment Agreements. The Trust’s named executive officers do not have written employment agreements.

     Severance Plan. The Trust has a severance plan for a group of senior officers of the Trust, including Messrs. Hankowsky, Fenza, Alburger, Bowes and Denny. The severance plan provides that, in the event of (i) the termination of the participant other than “for cause” or (ii) the participant’s voluntary termination of his or her employment for “good reason,” in either case within two years following a “change of control,” the participant would receive the following: (a) an amount equal to a multiple (2.99 for executive officers and 1.99 for the other named senior officers) times the sum of his or her current annual base salary plus the largest annual performance bonus paid to him or her over the previous five years; (b) the pro rata portion, through the date of termination, of unpaid performance bonus for the year in which the termination occurs; (c) immediate vesting of outstanding share options and restricted shares; (d) an amount equal to the Trust’s maximum contribution under the 401(k) plan for a period of three years, including the year in which termination occurs; (e) immediate vesting of contributions

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previously made by the Trust to the individual’s account under the 401(k) plan; and (f) continuation of employee group benefits coverage for a period of three years after the date of termination. In addition, under the severance plan, if any payments made to a covered person would result in an excise tax imposed by Section 4999 of the Internal Revenue Code of 1986, as amended (the “Code”), the covered person would become entitled to receive a tax reimbursement payment that would put him or her in the same financial position after the application of the excise tax as he or she would have been in if the excise tax did not apply to such amounts.

     Retention Award. On February 5, 2004, Mr. Alburger was awarded a grant of 20,000 restricted common shares under the Amended and Restated Share Incentive Plan. The purpose of the award was to design an incentive that would enhance the ability of the Company to retain the services of Mr. Alburger. The restrictions on these shares will lapse as to all such shares on Mr. Alburger’s sixty-second (62nd) birthday, provided that Mr. Alburger continues to be employed by, or is in the service of, the Trust as of such date. The shares would also vest upon Mr. Alburger’s death or Disability (as defined in the Amended and Restated Share Incentive Plan), should it occur prior to the date described in the preceding sentence. Dividends will be paid on the full amount of the shares, without regard to vesting, from the date of grant, and will be automatically reinvested, through the Trust’s Dividend Reinvestment and Share Purchase Plan, in common shares, which will also be subject to the restrictions described above.

     Other Compensation Information. The Trust will provide additional information regarding the compensation paid to the named executive officers for the 2004 fiscal year in the Trust’s proxy statement for the 2005 Annual Meeting of Shareholders, which is expected to be filed with the Securities and Exchange Commission in March 2005. Additional information regarding the target compensation to be paid to the named executive officers for the 2005 fiscal year will be determined in the near future, and disclosed at that time.

Item 9.01. Financial Statements and Exhibits.

(a)	Financial Statements of Businesses Acquired.

None.

(b)	Pro Forma Financial Information.

None.

(c)	Exhibits.

Exhibit Number	Exhibit Title

10.1	Form of Restricted Share Grant under the Liberty Property Trust Amended and Restated Share Incentive Plan (filed herewith).
10.2	Form of Option Grant under the Liberty Property Trust Amended and Restated Share Incentive Plan (filed herewith).
10.3	Certain Elements of the Liberty Property Trust Executive Compensation Program (filed herewith).

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SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, each Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LIBERTY PROPERTY TRUST
By:	/s/ George J. Alburger, Jr.
George J. Alburger, Jr.
Executive Vice President and Chief Financial Officer

LIBERTY PROPERTY LIMITED PARTNERSHIP
By:	Liberty Property Trust, its sole
General Partner

By:	/s/ George J. Alburger, Jr.
George J. Alburger, Jr.
Executive Vice President and Chief Financial Officer

Dated: February 24, 2005

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EXHIBIT INDEX

Exhibit Number	Exhibit Title

10.1	Form of Restricted Share Grant under the Liberty Property Trust Amended and Restated Share Incentive Plan (filed herewith).
10.2	Form of Option Grant under the Liberty Property Trust Amended and Restated Share Incentive Plan (filed herewith).
10.3	Certain Elements of the Liberty Property Trust Executive Compensation Program (filed herewith).